UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 28, 2010

NEVADA PROPERTY 1 LLC

(Exact name of registrant as specified in its charter)

Delaware	000-53938	27-1695189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4285 Polaris Avenue Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 215-5501

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On October 28 2010, Nevada Property 1 LLC (the “Company”), which owns “The Cosmopolitan of Las Vegas” (the “Property”), received an Order of Registration from the Nevada Gaming Commission (“the Gaming Commission”) formally approving the Company’s gaming license application. This license allows the Company to conduct non-restricted gaming operations at the Property subject to certain conditions imposed by the Gaming Commission. In connection with approval of such license from the Gaming Commission, 100% of the Class A membership interests in the Company were transferred by Nevada Mezz 1 LLC, a Delaware limited liability company (“Mezz”) to Nevada Voteco LLC, a Delaware limited liability company (“Voteco”). Accordingly, Voteco now has voting control over the Company through its ownership of all of the Class A membership interests and Mezz will continue to hold 100% of the Class B membership interests, which have all the economic interests in the Company and except as provided by law, do not have any right to vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA PROPERTY 1 LLC

Date: November 1, 2010

	By:	/S/ JEFFREY S. BURGE
Jeffrey S. Burge
Chief Financial Officer
(Principal Financial and Accounting Officer)